CONSULTING AGREEMENT

      Consulting Agreement, dated as of the ___ day of June, 1999, by and between Mediconsult.com (US) Ltd., a Delaware corporation (the "Corporation"), and Daniel J. Rader, M.D., an individual residing in Collegeville, Pennsylvania (the "Consultant").

                              W I T N E S S E T H:

      The parent corporation of the Corporation is a party to that certain Merger Agreement and Plan of Reorganization, dated June __, 1999, among Cyber-Tech, Inc., a New Jersey corporation ("Cyber-Tech"), its shareholders, MCNS Merger Subsidiary II, Inc. ("Subsidiary"), and Mediconsult.com, Inc., a Delaware corporation ("Parent") (the "Merger Agreement"). As a condition to the Closing of the Merger Agreement, the Corporation and Consultant are to enter in to an agreement upon the terms outlined herein under which Consultant will provide consulting services in connection with the operation of its business and that of Subsidiary as the surviving corporation to Cyber-Tech. In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

      1. Consulting. The Corporation hereby retains the Consultant in an independent contractor capacity, and the Consultant hereby accepts and agrees to such capacity, commencing as of the date hereof, upon the terms and conditions hereinafter set forth.

      2. Term. The term of the Consultant's service under this Agreement shall commence as of the date hereof and shall continue until the close of business on June 30, 2002, unless sooner terminated pursuant to the terms hereof. This Agreement shall be renewable by the mutual written consent of the parties.

      3. Duties and Services. During the term, Consultant agrees to provide to the Corporation the services set forth on Exhibit A attached hereto and made part hereof (the "Services"), subject to the terms and conditions of this Agreement. Consultant will initially hold the title of "Medical Director, Cardiovascular." Consultant shall commit to as much time as is necessary to ensure successful performance of the Services, and shall respond to all requests by the Company for information on a timely basis. The Company shall provide Consultant with sufficient access to the Company's facilities, staff and resources as may be necessary for Consultant to perform the Services.

      4. Fee for Services. As compensation for the Services, the Corporation shall pay Consultant the fees set forth on Exhibit B attached hereto and made a part hereof. Consultant shall in no way be eligible for any fringe benefits or other benefits normally afforded to employees of the Corporation, and Consultant shall be obligated to pay any and all applicable taxes and other governmental and licensing requirements arising from the compensation to be paid to the Consultant hereunder. The fees provided for herein shall continue to be paid to Consultant unless his services are terminated pursuant to Section 6 hereof.

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      5. Expenses. During the term, the Corporation shall reimburse Consultant for necessary and reasonable out-of-pocket travel expenses incurred in performing the Services hereunder, provided that Consultant submits to the Corporation adequate records and other documentation evidence as may be required by Federal and State statutes and regulations for the substantiation of each such expenditure as an income tax deduction to the Corporation.

      6. Termination.

            (a) Termination. Notwithstanding anything to the contrary contained herein, the Consultant's service to the Corporation, as well as the Consultant's right to any compensation which thereafter otherwise would accrue to his hereunder or in connection therewith, shall terminate upon the earliest to occur of the following events:

                  (i) the death or disability (as defined below) of the
            Consultant,

                  (ii) the expiration of the term of this Agreement,

                  (iii) the Consultant's voluntary termination of services, or

                  (iv) upon delivery of written notice, with or without "cause"
            (as defined below), to the Consultant from the Corporation of such termination.

            (b) Certain Definitions. For the purpose of this Section 6, (i) the term "cause" is defined as (A) the commission by the Consultant of a felony or an offense involving moral turpitude, the Consultant's engaging in theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar acts of misconduct with respect to the property of the Corporation or its Consultants, stockholders, affiliates, customers, licensees, licensers or suppliers, (B) the repeated failure by the Consultant to perform his material duties hereunder or comply with reasonable written policies or directives of the Board of Directors of the Corporation, (C) material misfeasance or malfeasance, or (D) the breach of this Agreement by the Consultant in any material respect, which breach is not cured within thirty (30) days after Consultant's receipt of written notice of the breach (or if a breach is a repetition of a previous breach occurring within the previous twelve (12) months, no cure right shall be given), and (ii) the Consultant shall be deemed "disabled" if, at the Corporation's option, it gives notice to the Consultant or his representative that due to a disabling mental or physical condition, he has been prevented, for a continuous period of 90 days during the term hereof or for an aggregate of 120 days during any six month period during the term hereof, from substantially performing those duties which he was required to perform pursuant to the provisions of this Agreement prior to incurring such disability.

            (c) Severance; Release. In the event of and upon the termination by the Corporation of the Consultant under this Agreement without "cause", in addition to the Fees earned hereunder and unpaid or not delivered through the date of termination and any expenses referred to in Section 5 hereof, the Corporation shall pay the Consultant a cash payment (the "Severance Payment") equal in the aggregate to the sum of three (3) months fees. In the event of termination of this Agreement by the Corporation by reason of the death or disability of the Consultant or for "cause", or in the event of the voluntary termination of this Agreement by Consultant, the


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Corporation shall not be obligated to make the Severance Payment to the
Consultant. The Severance Payment shall be paid to the Consultant in consecutive, equal monthly installments, on the fifteenth day of each calendar month commencing during the month next following the first to occur of (1) the month in which the Consultant is no longer providing services to the Corporation and (2) the effective date of a general release from the Consultant in customary form for such circumstances. The Severance Payment shall be in lieu of any other claim for compensation under this Agreement, any wage continuation law or at common law, or any claim to severance or similar payments or benefits which the Consultant may otherwise have or make. Without limiting any other rights or remedies which the Corporation may have, it is understood that the Corporation shall be under no further obligation to make any such severance payments and shall be entitled to be reimbursed therefor by the Consultant or his estate if the Consultant violates any of the covenants set forth in this Agreement. In the event that the Severance Payment shall become payable to the Consultant, the Consultant shall not be required, either in mitigation of damages or by the terms of any provisions of this Agreement or otherwise, to seek or accept employment, and if the Consultant does accept employment, any benefits or payments under this Agreement shall not be reduced by any compensation earned or other benefits received as a result of such employment.

      7. Confidentiality.

            (a) Subject to the Consultant's obligations to his primary employer, the Consultant agrees to the following to and for the benefit of the
Corporation:

                  (i) Confidentiality. The Consultant understands and agrees that the Consultant's service creates a relationship of confidence and trust between the Consultant and the Corporation with respect to all Confidential Information. At all times, both during the Consultant's service with the Corporation and after his termination, the Consultant will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Corporation, except as may be necessary in the ordinary course of performing the Consultant's duties to the Corporation.

                  (ii) Confidential Information. As used in this Agreement,
            "Confidential Information" means information belonging to the Corporation which is of value to the Corporation in the course of conducting its business and the disclosure of which is reasonably likely to result in a competitive or other disadvantage to the Corporation. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae, software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Corporation or Cyber-Tech in the three (3) previous years. Confidential Information includes information developed by the Consultant in the course of the Consultant's service to the Corporation or Cyber-Tech in the three (3) previous years, as well as other information to which the Consultant may have access in connection with the


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            Consultant's engagement hereunder pertaining to the same or similar lines of business as may be engaged in, or proposed to be engaged in, by the Corporation or Cyber-Tech during the term of this Agreement. Confidential Information also includes the confidential information of others with which the Corporation has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Consultant's duties under this Section 7 or information known to the Consultant prior to his engagement by the Corporation or Cyber-Tech.

                  (iii) Inventions. The Consultant recognizes that the
            Corporation possesses a proprietary interest in all of the Confidential Information and has the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Consultant, except as otherwise agreed between the Corporation and the Consultant in writing. The Consultant expressly agrees that any products, inventions, discoveries or improvements made by the Consultant or his agents in the course of the Consultant's service or during any period that the Consultant has heretofore been a consultant to the Corporation or Cyber-Tech, including any of the foregoing which is based on or arises out of the Confidential Information, shall be the property of and inure to the exclusive benefit of the Corporation. The Consultant further agrees that any and all products, inventions, discoveries or improvements developed by the Consultant (whether or not able to be protected by copyright, patent or trademark) during the course of his service or during any period that the Consultant has heretofore been a consultant to the Corporation or Cyber-Tech, or involving the use of the time, materials or other resources of the Corporation or any of its subsidiaries or affiliates or Cyber-Tech, shall be promptly disclosed to the Corporation and shall become the exclusive property of the Corporation and the Consultant shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

                  (iv) Business Opportunities. The Consultant agrees, during the term, to offer or otherwise make known or available to it, as directed by the Board of Directors of the Corporation and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to his in the same or similar lines of business as the Corporation's, and further agrees that any such prospects, contacts or other business opportunities shall be the property of the Corporation.

                  (v) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Consultant by the Corporation or Cyber-Tech or are produced by the Consultant in connection with the Consultant's service will be and remain the sole property of the Corporation. The Consultant will return to the Corporation all such materials and property as and when requested by the Corporation. In any event, the Consultant will return all such materials and property


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            immediately upon termination of the Consultant's service for any reason. The Consultant will not retain with the Consultant any such material property or any copies thereof after such termination.

                  (vi) Third-Party Agreements and Rights. The Consultant hereby confirms that the Consultant is not bound by the terms of any agreement with any previous employer (other than Cyber-Tech) or other party which restricts in any way the Consultant's use or disclosure of information reasonably likely to be useful or necessary to the performance by the Consultant of his services hereunder, or the Consultant's engagement in any business. The Consultant represents to the Corporation that the Consultant's execution of this Agreement, the Consultant's engagement by the Corporation and the performance of the Consultant's proposed duties for the Corporation will not violate any obligations the Consultant may have to any such previous employer or other party. In the Consultant's work for the Corporation, the Consultant will not disclose or make use of any information in violation of any agreements with or right of any such previous employer or other party, and the Consultant will not bring to the premises of the Corporation any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

                  (vii) Litigation and Regulatory Cooperation. During and after the Consultant's service, the Consultant shall cooperate fully with the Corporation in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Corporation or its subsidiaries or affiliates which relate to events or occurrences that transpired while the Consultant was performing services for the Corporation or Cyber-Tech. The Consultant's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Corporation at mutually convenient times. During and after the Consultant's engagement, the Consultant also shall cooperate fully with the Corporation in connection with any such investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Consultant was performing services for the Corporation or Cyber-Tech. The Corporation shall reimburse the Consultant for any reasonable out-of-pocket expenses incurred in connection with the Consultant's performance of obligations pursuant to this subsection
            (vii). The performance by the Consultant under this subsection (vii) after the termination of the Consultant's services to the Corporation shall be subject to his other confidentiality obligations hereunder.

                  (viii) Obligation to Primary Employer. The Consultant's
            obligations to his primary employer shall not materially interfere with the Consultant's performance of the covenants and obligations set forth herein, and Consultant shall not disclose any material Confidential Information to his primary employer without the consent of the Corporation.


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                  (ix) Use of Name. The Corporation will not use the name of the
            Consultant in advertising, press releases or other public documentation without the Consultant's consent, which will not be unreasonably withheld or delayed.

            (b) The provisions of this Section 7 shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

      8. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier service, in the case of the Consultant at his current address as set forth in the Corporation's records, and in the case of the Corporation, at it address set forth above.

      9. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Consultant, and shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. This Agreement may be assigned by the Corporation to any subsidiary, affiliate or successor to its business, provided such entity has the financial capability to carry out the Corporation's obligations to the Consultant hereunder. The Consultant may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

      10. Severability. In the event that any provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.

      12. Complete Understanding; Counterparts. This Agreement constitutes the complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter, and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall


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not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

      13. Indemnification. Consultant shall be indemnified with respect to Services provided under this Agreement as an agent of the Corporation to the fullest extent provided under Delaware law and the Certificate of Incorporation and Bylaws of the Corporation.

                 (Remainder of page intentionally left blank)


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MEDICONSULT.COM (US) LTD.

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________


                                    ____________________________________
                                    Daniel J. Rader, M.D.

                                    EXHIBIT A

                                    SERVICES

      Consultant agrees to provide to the Company the following services:

1.    Continue responsibilities as Editor-in-chief of HeartInfo.

2.    Recruit new editorial board members for HeartInfo.

3. Develop new initiatives related to content and services directed toward physicians and lay persons.

4.    Identify new business opportunities.

5.    Participate in key medical and sales meetings.

6.    Utilize public relations opportunities to promote HeartInfo.

7. Identify opportunities for cooperation and synergy with academic and other non-profit institutions related to content development.

8. Cultivate the relationships between the physicians on the HeartInfo medical board and help keep them active and participatory.

                                    EXHIBIT B

                                  COMPENSATION

      1. Base Consulting Fees: During the term, Consultant shall be entitled to receive annual consulting fees of $50,000 per year, payable in accordance with the Company's general policies.

      2. Additional Compensation: During the term, and subject to the conditions set forth herein, Consultant shall also be entitled to receive as additional compensation the following:

      (a) Provided that Consultant has not been terminated by the Corporation for cause, on June 30, 2000, Consultant shall receive, as a restricted stock grant, the number of shares of Company common stock ("Parent Shares") equal to $40,000 divided by the average of the closing prices for the Parent Shares as reported in The Wall Street Journal for each of the twenty (20) trading days ending on June 29, 2000. These Parent Shares shall vest and be released to Consultant as follows: (i) one-third on June 30, 2000; and (ii) one-third on each of the first and second anniversaries thereafter, provided that this Agreement remains in effect on each of such anniversary dates.

      (b) Provided that Consultant has not been terminated by the Corporation for cause, on June 30, 2001, Consultant will receive, as a restricted stock grant, the number of Parent Shares equal to $40,000 divided by the average of the closing prices for the Parent Shares as reported in The Wall Street Journal for each of the twenty (20) trading days ending on June 29, 2001. These shares shall vest and be released to Consultant as follows: (i) one-third on the date of the grant; and (ii) one-third on each of the first and second anniversaries thereafter, provided that the Consulting Agreement has been renewed and is in effect on each of such anniversary dates.

      (c) Provided that Consultant has not been terminated by the Corporation for cause, on June 30, 2002, Consultant will receive, as a restricted stock grant, the number of Parent Shares equal to $40,000 divided by the average of the closing prices for the Parent Shares as reported in The Wall Street Journal for each of the twenty (20) trading days ending on June 28, 2002. These shares shall vest and be released to Consultant as follows: (i) one-third on the date of the grant; and (ii) one-third on each of the first and second anniversaries thereafter, provided that the Consulting Agreement has been renewed and is in effect on each of such anniversary dates.

      (d) In the event this Agreement expired during or at the end of the previous period, no compensation shall be payable and no shares shall vest in respect of any subsequent period. In the event this Agreement is terminated by the Corporation without "cause," the compensation owed for the period in which termination occurs shall be paid and the shares vesting during that period shall vest, but no compensation shall be payable for any subsequent period and no vesting shall occur in any subsequent period.

      (e) Expiration of this Agreement on June 30, 2002, does not mean that Consultant loses rights vested on or prior to such expiration.